UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

TRILLIUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-36596	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Trillium Therapeutics USA Inc.

100 CambridgePark Drive,  Suite 510

Cambridge, Massachusetts, 02140

USA

(Address of principal executive offices, including zip code)

(416) 595-0627

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	TRIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 26, 2021, Trillium Therapeutics, Inc. (“Trillium”) convened a special meeting (the “Meeting”) of the holders of common shares and preferred shares (collectively, the “shareholders”) and the holders of warrants (the “warrant holders” and together with the shareholders, the “securityholders”).

The following matters were submitted to a vote of Trillium’s securityholders at the Meeting: (i) a proposal to consider, pursuant to an interim order of the Supreme Court of British Columbia, dated as of September 20, 2021 (the “Interim Order”), and, if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), approving a statutory arrangement (the “Arrangement”) under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the “BCBCA”) pursuant to the Arrangement Agreement (the “Arrangement Agreement”), dated August 20, 2021 by and among Trillium, Pfizer Inc. (“Pfizer”) and PF Argentum Acquisition ULC (“PF Argentum”), a wholly-owned indirect subsidiary of Pfizer and (ii) a proposal to consider, and if deemed advisable, pass an advisory (non-binding) resolution on specified compensation that will be paid or may become payable to the named executive officers of Trillium in connection with the Arrangement (the “Named Executive Officer Specified Compensation Proposal”), as disclosed under the section entitled “The Arrangement – Interests of Directors and Officers in the Arrangement – Quantification of Potential Payments to Trillium’s Named Executive Officers in Connection with the Arrangement” in the Circular (as defined below). These proposals are described in more detail in the definitive management information circular and proxy statement filed by Trillium on September 27, 2021 (the “Circular”).

As of the close of business on September 24, 2021, the record date of the Meeting, there were approximately 111,745,125 Trillium shares and 6,466,002 Trillium warrants issued and outstanding and entitled to vote. A total of 83,315,354 securities were voted at the Meeting representing approximately 70.48% of the issued and outstanding Trillium securities as of the record date.

The number of votes cast for and against each proposal is set out below. There were no recorded abstentions or broker non-votes with respect to either proposal. Set forth below are the results of the Meeting:

Proposal 1 - The Arrangement Resolution

The Arrangement Resolution was approved, receiving the affirmative vote of (i) approximately 99.61% of the votes cast by Trillium shareholders, voting as a single class, present in person or represented by proxy and entitled to vote at the Meeting and (ii) approximately 99.64% of the votes cast by Trillium securityholders, voting as a single class, present in person or represented by proxy and entitled to vote at the Meeting. Votes were received as follows:

Trillium shareholders

Votes For	% Votes For	Votes Against	% Votes Against
76,762,966	99.61%	301,259	0.39%

Trillium securityholders

Votes For	% Votes For	Votes Against	% Votes Against
83,012,966	99.64%	301,259	0.36%

Proposal 2 – The Named Executive Officer Specified Compensation Proposal

The Named Executive Officer Specified Compensation Proposal was approved, receiving the affirmative vote of approximately 97.11% of the votes cast by the holders of Trillium’s common shares, present in person or represented by proxy and entitled to vote at the Meeting. Votes were received as follows:

Votes For	% Votes For	Votes Against	% Votes Against
68,279,978	97.11%	2,034,247	2.89%

Item 7.01	Other Events

On October 26, 2021, Trillium issued a press release containing information about the voting results of the Meeting. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued by Trillium Therapeutics Inc. on October 26, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2021	Trillium Therapeutics Inc.

	By:	/s/ James Parsons
Name: James Parsons
Title: Chief Financial Officer